Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 8, 2007 with respect to the financial statements of Rapid Application Deployment, Inc. included in the Amendment No. 2 to the Registration Statement (Form S-1/A No. 333-164568) and related Prospectus of GlassHouse Technologies, Inc. for the registration of shares of its common stock.

Boston, Massachusetts

June 29, 2010